Company Contact:	Investor Relations:
Thomas P. Rosato	Harvey L. Weiss
Chief Executive Officer	Vice Chairman
Fortress International Group, Inc.	Fortress International Group, Inc.
Phone: (410) 423-7438	Phone: (410) 423-7425
hweiss@thefigi.com

Brandi Floberg/Lee Roth
The Piacente Group. Inc.
Phone: (212) 481-2050
figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP ANNOUNCES VOLUNTARY DELISTING FROM NASDAQ

Columbia, MD – March 12, 2010 – Fortress International Group, Inc. (NASDAQ: FIGI) (“Fortress”), a leading provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced that its Board of Directors has voted to voluntarily delist the Company’s common stock from the NASDAQ Capital Market pursuant to NASDAQ Stock Market Rule 5840(j). In conjunction with this vote, Fortress has given formal notice to the NASDAQ Stock Market (“NASDAQ”) of the Company’s intention to voluntarily delist its common stock from the NASDAQ Capital Market. Fortress plans to file a Form 25 with the U.S. Securities and Exchange Commission on or about March 22, 2010, and expects the delisting of its shares of its common stock to become effective 10 days following the filing, or approximately April 1, 2010.

The Company is working with several market makers and anticipates that following its NASDAQ delisting, Fortress’ Common Stock will be quoted on the OTC Bulletin Board® (“OTCBB”), a centralized electronic quotation service for over-the-counter securities operated by The Nasdaq OMX Group, Inc. The Company expects that its common stock will continue to trade on the OTCBB so long as market makers demonstrate an interest in trading the common stock. The Company will continue to file periodic reports with the SEC pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended.

“As part of our strategy to conserve resources and improve cost efficiencies, management and the Board have determined that the benefits of a NASDAQ listing no longer outweigh the significant legal, accounting and administrative costs associated with maintaining a listing on the NASDAQ Capital Market,” said Chief Executive Officer Thomas P. Rosato. “As the markets in which we operate continue to show signs of gradual improvement, the additional resources we gain from this move better enable us to focus our efforts on the growth of our business, a return to sustained profitability and increased shareholder value.”

About Fortress International Group, Inc.:

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. - setting a new standard for the optimized critical facility.

Fortress International Group, Inc. (Nasdaq: FIGI) is headquartered in Maryland, with offices throughout the U.S.  For more information, visit: www.FortressInternationalGroup.com or call 888-321-4877.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements"-- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature involve risks and uncertainties.  For a more detailed discussions of the risks and uncertainties that may affect the Company’s operations and financial results, please review the “Risk Factors” sections in the Company’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and the subsequent Quarterly Reports on Form 10-Q.

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